SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Domino’s Pizza, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Wednesday, May 3, 2006

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center, on May 3, 2006, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect three Directors, each for a term of three years;

2.	To approve the Domino’s Pizza Senior Executive Annual Incentive Plan;

3.	To approve the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Elisa D. Garcia C.
Secretary

April 4, 2006

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and Domino’s requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically.

Domino’s Pizza, Inc.

Notice of 2006 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan on Wednesday, May 3, 2006, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of Domino’s Pizza, Inc. A shareholder may also choose to vote electronically by accessing the internet site or by using the toll-free telephone number stated on the form of Proxy. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to Domino’s Pizza, Inc. in writing, by accessing the internet site, by using the toll-free telephone number, both stated on the form of Proxy, or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number stated on the form of Proxy, or by voting at the open meeting. All properly executed Proxies received by the Board, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS;” “FOR” the ratification of the Domino’s Pizza Senior Executive Annual Incentive Plan; “FOR” the ratification of the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan; and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the current year.

Solicitation of Proxies may be made by mail, personal interview and telephone by officers, directors and other employees of the Company, and by employees of the Company’s transfer agent, American Stock Transfer and Trust Company. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on or about April 4, 2006. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2006 Annual Meeting of Shareholders was the close of business on March 24, 2006 (the “Record Date”). On the Record Date, there were 61,859,272 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees that indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of directors.

ITEM 1: ELECTION OF DIRECTORS

Domino’s has a classified Board of Directors currently consisting of three Directors with terms expiring in 2006 (Class II), two Directors with terms expiring in 2007 (Class III) and three Directors with terms expiring in 2008 (Class I). At each Annual Meeting of Shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. This year, the three Class II Director nominees will stand for election to a three-year term expiring at the 2009 Annual Meeting. The persons named in the enclosed proxy will vote to elect David A. Brandon, Mark E. Nunnelly and Diana F. Cantor as directors unless the Proxy is marked otherwise. Each of the nominees has indicated their willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a Director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class II Director and of each continuing member of the Board. Information with respect to the business experience, other publicly-held companies on which they serve as a director and the number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each Director, appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2009 (Class II Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David A. Brandon	53	Chairman, Chief Executive Officer and a Director of Domino’s Pizza, Inc. since March 1999. Mr. Brandon has also served as Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999.	1999

Mark E. Nunnelly	47	Managing Director, Bain Capital, LLC, a global investment company, since 1990.	1998

Diana F. Cantor	48	Executive Director, Virginia College Savings Plan since 1996.	2005

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following Directors will continue to serve after the 2006 Annual Meeting:

Directors with Terms Expiring in 2007 (Class III Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Robert M. Rosenberg	68	Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 until his retirement in August 1999.	1999

Dennis F. Hightower	64	Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from June 2000 until his retirement in February 2001. He was Professor of Management at the Harvard Business School from July 1997 to June 2000.	2003

Directors with Terms Expiring in 2008 (Class I Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Andrew B. Balson	39	Mr. Balson has been a Managing Director of Bain Capital, LLC, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998.	1999

Vernon “Bud” O. Hamilton	63	Mr. Hamilton served in various executive positions for Procter & Gamble from 1967 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.	2005

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as the Company’s Chairman, Chief Executive Officer and as a Director since March 1999. Mr. Brandon has also served as Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon serves on the Boards of Directors of The TJX Companies, Inc., Burger King Corporation and Kaydon Corporation. Mr. Brandon also serves on the Board of Regents for the University of Michigan.

Andrew B. Balson has served on the Company’s Board of Directors since March 1999. Mr. Balson has been a Managing Director of Bain Capital, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of Burger King Corporation and UGS Corp. as well as a number of private companies.

Diana F. Cantor has served on the Company’s Board of Directors since October 2005. Ms. Cantor also serves on the Nominating and Corporate Governance Committee. Ms. Cantor has been Executive Director of the Virginia College Savings Plan, the state’s college savings program, since 1996. She has served on the board of the College Savings Plans Network since 1997 and as its chair from 2001 to 2004. Ms. Cantor served as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as a Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor serves on the Board of Directors of Media General, Inc.

Vernon “Bud” O. Hamilton has served on the Company’s Board of Directors since May 2005 and serves on the Audit Committee and the Compensation Committee of the Company’s Board of Directors. Mr. Hamilton served in various executive positions for Procter & Gamble from 1967 through 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003 and served as President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995, Vice President of Procter & Gamble Customer Marketing—North America from 1996 through 1998 and Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.

Dennis F. Hightower has served on the Company’s Board of Directors since February 2003, serves as the Chair of the Audit Committee of the Company’s Board of Directors, serves as the Chair of the Nominating and Corporate Governance Committee and also serves on the Compensation Committee of the Company’s Board of Directors. Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from May 2000 to March 2001. He was Professor of Management at the Harvard Business School from July 1997 to May 2000. He was previously employed by The Walt Disney Company, serving as president of Walt Disney Television & Telecommunications, President of Disney Consumer Products (Europe, Middle East and Africa) and related service in executive positions in Europe. He serves on the Boards of Directors of Accenture, Ltd., Northwest Airlines, Inc. and The TJX Companies, Inc.

Mark E. Nunnelly has served on the Company’s Board of Directors since December 1998. Mr. Nunnelly is a Managing Director of Bain Capital, a global investment company. Mr. Nunnelly serves on the Boards of Directors of Houghton-Mifflin Company, Warner Music, UGS Corp. and Eschelon Telecom, Inc., as well as a number of private companies and not-for-profit corporations.

Robert M. Rosenberg has served on the Company’s Board of Directors since April 1999 and serves as the Chair of the Compensation Committee. Mr. Rosenberg also serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 to August 1999, when he retired. Allied Domecq Retailing, USA was comprised of Dunkin’ Donuts, Baskin-Robbins and Togo’s Eateries. Mr. Rosenberg also serves on the Boards of Directors of Sonic Corp. and Buffets, Inc.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a strong commitment to good corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s website www.dominos.com under the Investors section and are available upon request from the Company’s Corporate Secretary. The Company’s website (“Investors” section on www.dominos.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter and the Audit Committee Charter.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets quarterly in executive session (without management present). The discussion leader for these executive session meetings generally is the Chair of the Nominating and Corporate Governance

Committee, although the Chairs of the Audit and Compensation Committees lead discussions on matters within the purview of those Committees. The independent Directors of the Board also meet separately at least once per year.

The Board believes that a majority of its members should be independent directors. A Director will be designated as independent if he or she (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by New York Stock Exchange listing standards; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Diana F. Cantor

Vernon O. Hamilton

Dennis F. Hightower

Robert M. Rosenberg

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All Directors attended the 2005 Annual Meeting of Shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. The Code of Professional Conduct is posted on the Company’s website (“Investors” section on www.dominos.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of five meetings of the Board of the Company were held during 2005. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with New York Stock Exchange requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the New York Stock Exchange listed company rules, in accordance with New York Stock Exchange listed company rules. Each committee of the Board has designated responsibilities and regularly report on their activities to the entire Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hightower (Chair), Rosenberg and Ms. Cantor. The Committee was established on July 13, 2004 and held five meetings in 2005. Each member of the Nominating and Corporate Governance Committee is independent as required under the New York Stock Exchange listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommends Directors to serve on committees, oversees the determinations of director independence, oversees the annual evaluation of the Board and management, and reviews Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a Director. The Nominating and Corporate Governance Committee may use a paid outside search firm to identify possible directors. Director candidates will be evaluated according to the qualification criteria as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

Ms. Cantor was recommended by the Nominating and Corporate Governance Committee for election as Director in 2005 and for inclusion in the 2006 Proxy Statement for election at the 2006 Annual Shareholders Meeting. Ms. Cantor was identified to the Nominating and Corporate Governance Committee by the Chairman and Chief Executive Officer of Domino’s Pizza, David Brandon. The other nominees for election at the 2006 Annual Meeting of Shareholders, David Brandon and Mark Nunnelly, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2007 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than December 6, 2006, to Elisa D. Garcia C., Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Rosenberg (Chair), Hamilton and Hightower. Each member of the Compensation Committee is independent as required under the New York Stock Exchange listed company rules. The Compensation Committee met four times during 2005 to conduct its required business in accordance with the Compensation Committee Charter. A Compensation Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board, administering one or more cash bonus plans, subject to shareholder approval, that will qualify compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and implementing and administering such plans.

Audit Committee

The members of the Audit Committee are Messrs. Hightower (Chair), Rosenberg and Hamilton. Each member of the Audit Committee is independent as required under the New York Stock Exchange listed company rules. The Committee met six times during 2005. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Board has determined that two of its independent members, each meeting the requirements of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, Messrs. Hightower and Rosenberg, are audit committee financial experts. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent public accountants, the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct, retaining and, if appropriate, terminating the independent public accountants, and approving audit and non-audit services to be performed by the independent public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. The Pre-Approval Policy can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands).

	2005	2004
Audit fees(1)	$967	$438
Audit-related fees(2)	86	461
Tax fees(3)	14	29
All other fees	—	27

Total	$1,067	$955

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The 2005 amount includes services related to Sarbanes-Oxley Act compliance.

(2)	Includes fees for services related to audits of the Domino’s advertising fund subsidiary and 401(k) savings plan, transaction-related services and an agreed upon procedures engagement. In 2004, approximately $383,000 of the fees was for services related to the Company’s initial public offering.

(3)	Includes services rendered for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee operates in accordance with a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee. The Company is responsible for overseeing the quality and integrity of Domino’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is also responsible for the selection of the Company’s independent accountants.

In performing our responsibilities, the Audit Committee, in addition to other activities, (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; and (iii) received the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

Respectfully submitted,

Audit Committee

Dennis F. Hightower, Chairman

Robert M. Rosenberg

Vernon “Bud” O. Hamilton

COMPENSATION OF DIRECTORS

For 2005, the Company’s independent Directors were paid a $36,000 annual retainer, plus $1,500 for each Board meeting and $1,250 for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition, the Chair of the Audit Committee was paid $10,000 for 2005 and the Chairs of each of the other qualified committees were paid $6,000 for 2005.

Directors who are not employees of the Company or its subsidiaries and are independent directors also receive annual grants of stock options under the Company’s 2004 Equity Incentive Plan. Each Independent Director will receive an annual grant of options to purchase 7,500 shares of Domino’s common stock. The option exercise price for these grants will be equal to 100% of the fair market value of the Company’s common stock on the date of grant. Options are granted on the day after which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options granted to Directors have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of termination of service, retirement or death). In July of 2005, the independent Directors received a special one-time grant of options to purchase 7,500 shares of Domino’s common stock.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding common stock, par value $.01 per share, of the Company as of December 31, 2005:

	Common Stock, par value $.01 per share
Name	Number of shares	Percentage of class
Bain Capital Fund VI, L.P. and Related Funds c/o Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199(1)	22,614,640	33.9%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109(2)	8,971,500	13.4%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105(3)	5,404,625	8.1%

(1)	The shares included in the table consist of shares held by each of Bain Capital Fund VI, L.P., a Delaware limited partnership (“BCF VI”), Bain Capital VI Coinvestment Fund, L.P., a Delaware limited partnership (“BC VI Coinvest”), BCIP Associates II, a Delaware general partnership (“BCIP II”), BCIP Trust Associates II, a Delaware general partnership (“BCIP Trust II”), BCIP Associates II-B, a Delaware general partnership (“BCIP II-B”), BCIP Trust Associates II-B, a Delaware general partnership (“BCIP Trust II-B”), BCIP Associates II-C, a Delaware general partnership (“BCIP II-C”), PEP Investments PTY Ltd., a New South Wales limited company (“PEP”), Sankaty High Yield Asset Partners, L.P., a Delaware limited partnership (“Sankaty”), and Brookside Capital Partners Fund, L.P., a Delaware limited partnership (“Brookside”).

Bain Capital Partners VI, L.P., a Delaware limited partnership (“BCP VI”), is the sole general partner of BCF VI and BC VI Coinvest. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the sole general partner of BCP VI. BCI is the managing partner of BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B and BCIP II-C and, by power of attorney, has the right to vote and dispose of securities owned by PEP. Sankaty High Yield Asset Investors, LLC, a Delaware limited liability company (“Sankaty HYAI”), is the general partner of Sankaty. Sankaty Investors, LLC (“Sankaty Investors”), a Delaware limited liability company, is the managing member of Sankaty HYAI. Mr. Jonathan S. Lavine is the managing member of Sankaty Investors. Brookside Capital Investors, L.P., a Delaware limited partnership (“BCI LP”) is the sole general partner of Brookside. Brookside Capital Management, LLC, a Delaware limited liability company (“BCM”) is the sole general partner of BCI LP. Mr. Dominic J. Ferrante is the sole managing member of BCM. BCF VI, BC VI Coinvest, BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B, BCIP II-C, PEP, Sankaty and Brookside have entered into a Joint Filing Agreement, dated February 11, 2005, pursuant to which BCF VI, BC VI Coinvest, BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B, BCIP II-C, PEP, Sankaty and Brookside have agreed to file this statement jointly in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

(2)

Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,683,700 shares or 11.513% of the Common Stock outstanding of Dominos Pizza, Incorporated (“the Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company

Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,683,700 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 767,500 shares or 1.150% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 767,500 shares and sole power to vote or to direct the voting of 767,500 shares of Common Stock owned by the institutional account(s) as reported above.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 520,300 shares or 0.780% of the Common Stock outstanding of the Company. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals.

(3)	The shares listed in the table include shares owned by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited.

The foregoing information is based upon Schedule 13G reports or amendments filed with the Securities and Exchange Commission by the above beneficial owners in February of 2006, with respect to their holdings of the common stock of Domino’s Pizza, Inc. as of December 31, 2005.

Security Ownership of Management

The following table sets forth, as of January 31, 2006, information with respect to the Company’s common stock, par value $.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table starting on page 15 of this Proxy Statement and by all Directors and Executive Officers as a group:

Name of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
David A. Brandon(2)	567,276	*
Harry J. Silverman	0	*
Michael D. Soignet(3)	117,699	*
J. Patrick Doyle(4)	189,796	*
Ken C. Calwell(5)	82,957	*
James G. Stansik(6)	136,214	*
L. David Mounts	10,000	*
Andrew B. Balson(7)	21,422,437	31.0%
Diana F. Cantor	500	*
Vernon O. Hamilton	1,000	*
Dennis F. Hightower(8)	26,446	*
Mark E. Nunnelly(9)	22,438,237	32.5%
Robert M. Rosenberg(10)	120,184	*
All directors and executive officers as a group (18 persons)(11)	24,023,293	34.8%

*	Less than 1%.

(1)	Includes options exercisable within 60 days following January 31, 2006.

(2)	Includes 361,499 shares of non-voting common stock that can be acquired upon the exercise of outstanding options and 60,000 shares of common stock held by The David A. Brandon Foundation.

(3)	Includes 93,333 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(4)	Includes 157,263 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(5)	Includes 60,520 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(6)	Includes 113,385 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(7)

The shares included in the table consist of: (i) 8,994,777 shares of common stock owned by Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is BCI; (ii) 10,238,445 shares of common stock owned by Bain Capital VI Coinvestment Fund, whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is BCI; (iii) 29,978 shares of common stock owned by PEP Investments PTY Ltd., a New South Wales company limited by shares for which BCI is attorney-in-fact; (iv) 134,889 shares of common stock owned by BCIP Associates II-B, a Delaware general partnership of which Mr. Balson or an entity affiliated with him is a general partner and whose managing partner is BCI; (v) 41,514 shares of common stock owned by BCIP Trust Associates II-B, a Delaware general partnership of which an entity affiliated with Mr. Balson is a general partner and whose managing partner is BCI; (vi) 590 shares of common stock owned by Sankaty High Yield Asset Partners, L.P., whose sole general partner is Sankaty High Yield Asset Investors, LLC, whose sole managing member is Sankaty Investors, LLC, whose sole managing member is Mr. Jonathan S. Lavine; (vii) 1,975,730 shares of common stock owned by Brookside Capital Partners Fund, L.P., whose sole general partner is Brookside

Capital Investors, L.P., whose sole general partner is Brookside Capital Management, LLC, whose sole managing member is Mr. Domenic J. Ferrante; and (ix) 6,514 shares held individually by Mr. Balson. Mr. Balson is a member of BCI, Sankaty Investors, LLC and Brookside Capital Management, LLC and accordingly may be deemed to beneficially own the shares owned by such entities. Mr. Balson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Balson is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(8)	Includes 11,446 shares of non-voting common stock that can be acquired upon the exercise of outstanding options and 2,500 shares of non-voting common stock that is held by The Hightower Family Foundation.

(9)	The shares included in the table consist of: (i) 8,994,777 shares of common stock owned by Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is BCI; (ii) 10,238,445 shares of common stock owned by Bain Capital VI Coinvestment Fund, whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is BCI; (iii) 29,978 shares of common stock owned by PEP Investments PTY Ltd., a New South Wales company limited by shares for which BCI is attorney-in-fact; (iv) 854,109 shares of common stock owned by BCIP Associates II, a Delaware general partnership of which Mr. Nunnelly or an entity affiliated with him is a general partner and whose managing partner is BCI; and (v) 98,941 shares of common stock owned by BCIP Trust Associates II, a Delaware general partnership of which Mr. Nunnelly or an entity affiliated with him is a general partner and whose managing partner is BCI; (vi) 244,921 shares of common stock owned by BCIP Associates II0C, of which BCP VI is a general partner, whose general partner is BCI; (vii) 590 shares of common stock owned by Sankaty High Yield Asset Partners, L.P., whose sole general partner is Sankaty High Yield Asset Investors, LLC, whose sole managing member is Sankaty Investors, LLC, whose sole managing member is Mr. Jonathan S. Lavine; (viii) 1,975,730 shares of common stock owned by Brookside Capital Partners Fund, L.P., whose sole general partner is Brookside Capital Investors, L.P., whose sole general partner is Brookside Capital Management, LLC, whose sole managing member is Mr. Domenic J. Ferrante; (x) 508 shares of common stock owned by BCIP Repurchase Holdings, whose managing partner is BCI; and (xi) 238 shares of common stock owned by BCIP Trust Repurchase Holdings, whose managing partner is BCI. Mr. Nunnelly is a member of BCI, Sankaty Investors, LLC and Brookside Capital Management, LLC and accordingly may be deemed to beneficially own the shares owned by such entities. Mr. Nunnelly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Nunnelly is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(10)	Includes 42,036 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(11)	Includes shares held by investment funds affiliated with Bain Capital, LLC.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and persons who own more than 10% of Domino’s common stock to file initial reports of ownership and reports of changes in ownership of Domino’s common stock with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its Directors and Executive Officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that, except as set forth below, all filing requirements applicable to its Directors, executive officers and shareholders who own more than 10% of Domino’s common stock were complied with during the last completed fiscal year.

On March 17, 2005, a Form 4 was filed for each of Messrs. Hightower and Rosenberg to disclose stock option grants that occurred on February 18, 2005. On June 8, 2005, Mr. Nunnelly, Mr. Balson and investment funds affiliated with Bain Capital Investors, LLC each filed a Form 4 to disclose the acquisition of Domino’s non-voting common stock received in three distributions from an investment LLC. On January 10, 2006, Mr. Nunnelly, Mr. Balson and investment funds affiliated with Bain Capital Investors, LLC each filed a Form 4 to disclose a sale of Domino’s common stock that occurred on December 9, 2005 and an amended Form 4 to correct a filing made on December 2, 2005 that overstated the number of shares sold in a transaction that occurred on November 30, 2005.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors consists of only outside, non-employee, independent directors, who are appointed by the Board of Directors. The Committee is currently composed of Robert Rosenberg (chairman), Dennis Hightower and Vernon “Bud” Hamilton. The Committee is responsible for establishing the Company’s compensation philosophy, approving the Company’s executive compensation programs and establishing the salaries and other compensation of the Company’s executive officers.

Compensation Philosophy

The Company’s executive compensation policy is a “pay for performance” system. The goal of the Company’s compensation system is to attract, motivate and retain highly talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza, Inc. is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The Company evaluates executive compensation by measuring the total compensation of the Chief Executive Officer and other executive officers. The principal elements of the total compensation for the Chief Executive Officer and other executive officers are base salary, performance bonus awards, certain fringe benefits, and long-term compensation consisting primarily of stock options.

In order to maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants who advise the Company, public information about comparable companies within the Company’s industry, and evaluating individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, bonus, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

In February, 2005 the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm (“Cook”), to advise it on compensation matters. Cook provided a peer group study of executive officer compensation at comparable U.S. companies with which the Company competes for executive talent.

Annual Base Salary Compensation

The Compensation Committee annually reviews and approves the base salaries of executive officers, including the Chief Executive Officer. In making these determinations, the committee considers various factors such as the executive’s employment agreement with the Company, the executive’s performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive’s total compensation package.

Annual Performance Bonuses

The following section describes the annual performance bonus for the Key Executives (as defined herein) of the Company, except for the Chief Executive Officer, whose annual performance bonus is described in the section below entitled “Compensation for Chief Executive Officer.” The annual performance bonus for executive officers consists of a cash bonus payment based upon both the Company’s total performance and individual executive performance. Each year, the committee approves bonus targets for the Company and sets a bonus target for the Key Executives based on the achievement of a certain EBITDA-based target. No bonuses are paid to Key Executives unless 90% of the bonus target is exceeded in the applicable fiscal year. Each Key Executive receives one-tenth of one percent (0.1%) of a specified percentage of their base salary for every one hundredth of one percent (0.01%) (rounded to the nearest hundredth) in excess of 90% of the bonus target that is achieved in the applicable fiscal year. Key Executives are also eligible for an annual discretionary bonus, the amount of which is determined at the sole discretion of the Chief Executive Officer based on subjective and objective criteria established by the Chief Executive Officer, of up to 25% of their base salary. The committee approves annual bonuses for all eligible employees, including the executive officers of the Company, based on whether the pre-approved bonus targets were met and whether any other pre-established performance criteria set by the Compensation Committee were achieved. The committee may revise the established performance criteria and establish new performance criteria at their discretion. Many Key Executives have employment agreements that outline the provisions of their annual performance bonus.

Long-Term Compensation

In order to ensure that the interests of management are aligned with creating shareholder value, the Compensation Committee provides and maintains long-term equity incentive programs. Grantees do not receive a benefit from stock options unless and until the market price of the Company’s common shares increases. This program accomplishes the objective of linking each executive officer’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s common shares.

The Compensation Committee has the authority to issue equity awards under the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, which was adopted in 2004, to all eligible team members. Awards to Senior Executives Officers and the Chief Executive Officer are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. Under the plan, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance-based stock awards, and cash payments intended to defray the cost of awards. Participation in the plan is limited to those key employees and other persons who are recommended by management and approved by the Compensation Committee. Under the plan, the maximum number of shares for which awards may be granted to any participant in any year, and the maximum number of shares deliverable to any participant through other awards for any year, is in each case limited to 1,000,000 shares per participant. The limit on shares available under the plan, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The plan also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a merger or similar corporate transaction by the Company.

The current outstanding options under the plan generally vest ratably over a five-year period. As of January 1, 2006 there were 3,488,035 options currently issued and outstanding under the plan and a total of 2,059,630 authorized but unissued options under the plan, and a total of 288,498 of such options were fully vested. Additionally, as of January 1, 2006, there were 2,638,138 outstanding options issued prior to July 13, 2004 under the TISM, Inc. Fourth Amended and Restated Stock Option Plan of which 1,628,338 options are fully vested.

In addition, the Company maintains the Domino’s Pizza Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPDP allows the Company to provide additional value to employees thereby retaining key employees, securing new qualified employees and to provide incentives for employees to work towards achieving the Company’s key objectives.

Certain Benefits

The benefits program is comprised of retirement income and group insurance plans. The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and illness) which will interrupt the executive officer’s employment and/or income received as an active employee. The retirement program consists of two savings plans: 1) a tax-qualified 401(k) savings plan and 2) a non-qualified deferred compensation plan. The 401(k) savings plan is open to all employees age 21 or older who have also worked at least 1,000 hours. Effective January 1, 2006, the Company increased its match on employee 401(k) contributions to a 100% match on the first three percent (3%) contributed by employees into their 401(k) funds and a 50% match on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions. The non-qualified deferred compensation plan is offered to select senior management, including all Executives Officers.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All executive officers are provided reimbursement for payroll contributions when participating in the long-term disability plan as well as an umbrella insurance policy. The executive officers are reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse. Additional Information regarding perquisites provided to executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Use of Tally Sheets

The Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Committee’s review of the total compensation of the Named Executive Officers of the Company. In preparation of this Proxy Statement, the Committee reviewed the tally sheets for the Chief Executive Officer, the next four highly compensated executive officers of the Company and the Company’s former Chief Financial Officer.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per individual employee per year. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). The Committee has approved for inclusion in this Proxy Statement for approval by the shareholders a Domino’s Pizza Senior Executive Annual Incentive Plan. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the rare possibility exists that individual exceptions may occur.

Compensation for Chief Executive Officer

Mr. Brandon was named Chief Executive Officer and Chairman of the Board of the Company in March 1999. He had previously served as President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of the Board from 1997 to 1998.

Mr. Brandon’s employment agreement provides that he will receive an annual bonus, the amount of which shall be determined based on the achievement of performance objectives. For 2005, the performance objective was based on the achievement of the same EBITDA target used to determine other Key Executive bonuses. The maximum amount of the bonus pursuant to his employment agreement is 200% of base salary. The payment to Mr. Brandon for 2005 was based on the achievement of the 2005 goals. Consistent with the philosophy stated earlier in this Report regarding the significance of incentive compensation to total cash compensation, 67% of Mr. Brandon’s cash compensation for 2005 was incentive pay. Since the incentive award opportunity was designed to increase as the Company’s performance increased, and decrease if the specified goals were not met, Mr. Brandon’s cash compensation was significantly affected by the Company’s performance. In December 2005, the Committee approved a salary increase, beginning in January 2006, for Mr. Brandon from $600,000 to $750,000.

Long-term incentives in the form of stock options were granted to Mr. Brandon in 2005. Stock options were granted at 100% of the fair market value of the Company’s common shares on July 29, 2005, the date of grant. Options serve to directly align Mr. Brandon’s interests with the interests of the Company and other shareholders, as Mr. Brandon will not realize a benefit unless and until the market price of the Company’s common shares increases.

The Committee believes that Mr. Brandon has been reasonably compensated for the job he has done as the Chairman of the Board and Chief Executive Officer. His opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry. The compensation programs applicable to Mr. Brandon have accomplished the objective of linking shareholder and financial performance to Mr. Brandon’s total compensation.

Respectfully submitted,

Compensation Committee

Robert M. Rosenberg, Chairman

Dennis F. Hightower

Vernon “Bud” O. Hamilton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, none of the Company’s executive officers served on the board of directors of any entities that had one or more executive officers serve on the Domino’s Compensation Committee. No current or past executive officers or employees of the Company or its subsidiaries serve on the Domino’s Compensation Committee. During 2005, the following directors served on the Company’s Compensation Committee: Robert M. Rosenberg (Chair), Dennis F. Hightower, Vernon “Bud” O. Hamilton and Andrew B. Balson.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation awarded or paid to, each of the Chief Executive Officer, the former Chief Financial Officer of the Company and the four other executive officers of Domino’s Pizza, Inc. who were the most highly compensated for 2005. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s and its subsidiaries with respect to each of the last three years of the Company. For ease of reference, the Company collectively refers to these executive officers throughout this section as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual compensation				Long-term compensation
Name and principal position	Year	Salary($)	Bonus($)(1)	Other annual compensation($)(2)		Securities underlying options(#)(3)	All other compensation($)(4)
David A. Brandon	2005	$600,000	$1,200,000	$23,533	(5)	300,000	$8,501	(6)
Chairman and Chief	2004	600,000	1,200,000	—		333,333	9,972
Executive Officer	2003	600,000	4,548,780	304,357		293,333	13,875

Harry J. Silverman	2005	310,000	415,000	524,398	(7)	—	10,908	(8)
Former Chief Financial	2004	310,000	400,000	500,000	(7)	133,333	21, 791
Officer, Executive Vice	2003	310,000	1,925,998	59,194		166,666	6,662
President of Finance

J. Patrick Doyle	2005	290,000	460,000	—		135,000	6,442	(9)
Executive Vice President,	2004	266,346	340,000	—		100,000	23,995
Leader of TEAM U.S.A.	2003	260,000	876,000	—		140,000	9,024

Michael D. Soignet	2005	285,000	450,000	534,757	(7)	80,000	7,016	(10)
Executive Vice President of	2004	285,000	358,000	500,000	(7)	116,666	19,089
Maintain High Standards—	2003	285,000	1,795,998	59,221		150,000	6,695
Distribution

Ken C. Calwell	2005	285,000	455,000	—		85,000	13,231	(11)
Executive Vice President of	2004	285,000	358,000	—		100,000	18,065
Build the Brand and Chief Marketing Officer	2003	285,000	730,000	—		116,666	7,545

James G. Stansik	2005	250,000	405,000	198,561	(7)	85,000	7,628	(12)
Executive Vice President of	2004	247,404	314,000	—		100,000	22,597
Flawless Execution	2003	223,000	803,500	—		116,666	6,092

(1)	In 2003, the amounts presented represent annual bonuses as determined by the Board in conformance with the formula in each Named Executive Officer’s employment agreement, as well as amounts received in connection with the Company’s recapitalization in June 2003, which were based on certain option holdings of the Named Executive Officers. The following table details each Named Executive Officer’s annual bonus and non-recurring payments relating to the 2003 recapitalization.

	Annual bonus	Recapitalization payment	Total
David A. Brandon	$1,200,000	$3,348,780	$4,548,780
Harry J. Silverman	400,000	1,525,998	1,925,998
J. Patrick Doyle	325,000	551,000	876,000
Michael D. Soignet	365,000	1,430,998	1,795,998
Ken C. Calwell	350,000	380,000	730,000
James G. Stansik	300,000	503,500	803,500

(2)	Except as otherwise indicated, none of the perquisites and other benefits paid to the Company’s Named Executive Officers exceeded the lesser of $50,000 and 10% of the total annual salary and bonus received by such Named Executive Officer. The 2003 amounts primarily represent amounts reimbursed by the Company for the payment of taxes.

(3)	The options granted in 2003 are for the purchase of shares of Domino’s non-voting common stock, which were initially granted by Domino’s Pizza, Inc.’s predecessor company, TISM, Inc., prior to the Company’s initial public offering. The options granted in 2004 and 2005 are for purchase of shares of Domino’s voting common stock under the Domino’s Pizza 2004 Equity Incentive Plan.

(4)	These amounts primarily represent reimbursement for certain medical bills and term life insurance premiums paid by the Company for the benefit of the Named Executive Officers and contributions made under the Company’s 401(k) plan.

(5)	This amount is attributable to Mr. Brandon’s personal use of the corporate aircraft calculated using SIFL rates. Mr. Brandon also reimbursed the Company $67,535 for his personal use of the corporate aircraft.

(6)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Brandon for personal liability insurance and long term disability policies, (ii) $4,200 of matching contributions under the Company’s 401(k) plan, (iii) $1,518 for a group term life policy and (iv) $1,469 in a long-term bonus.

(7)	The amounts represent disbursements under the terms of the Domino’s senior executive deferred bonus plan, (i) the 2004 payments were earned in 1998 and became payable as a result of the Company’s initial public offering and (ii) the 2005 payments became payable as a result of a change of control as defined in the Domino’s Pizza Deferred Compensation Plan.

(8)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Silverman for personal liability insurance and long-term disability policies, (ii) $4,200 of matching contributions under the Company’s 401(k) plan, (iii) $468 for a group term life policy, (iv) $1,079 in a long-term bonus, (v) $3,000 in computer equipment tax reimbursement and (vi) $847 in other awards.

(9)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Doyle for personal liability insurance and long-term disability policies, (ii) $4,200 of matching contributions under the Company’s 401(k) plan, (iii) $252 for a group term life policy and (iv) $676 in a long-term bonus.

(10)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Soignet for personal liability insurance and long-term disability policies, (ii) $4,200 of matching contributions under the Company’s 401(k) plan, (iii) $423 for a group term life policy and (iv) $1,079 in a long-term bonus.

(11)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Calwell for personal liability insurance and long-term disability policies, (ii) $3,981 of matching contributions under the Company’s 401(k) plan; (iii) $282 for a group term life policy, (iv) $676 in a long-term bonus, and (v) $6,978 of medical reimbursements.

(12)	Includes (i) $1,314 of insurance premiums paid by the Company on behalf of Mr. Stansik for personal liability insurance and long-term disability policies, (ii) $4,200 of matching contributions under the Company’s 401(k) plan, (iii) $358 for a group term life policy, (iv) $1,469 in a long-term bonus and (v) $287 in other awards.

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 1, 2006 to each of the Named Executive Officers.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of securities underlying options granted(1)	Percent of total options granted to employees in fiscal year	Exercise price ($/Share)	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term(2)
					5%	10%
David A. Brandon	300,000	15.5%	$25.02	7/29/2015	$4,720,483	$11,962,631
Harry J. Silverman	0	—	—	—	—	—
J. Patrick Doyle	50,000	2.6%	17.11	2/18/2015	538,019	1,363,447
	85,000	4.4%	25.02	7/29/2015	1,337,470	3,389,412
Michael D. Soignet	80,000	4.1%	25.02	7/29/2015	1,258,795	3,190,035
Ken C. Calwell	85,000	4.4%	25.02	7/29/2015	1,337,470	3,389,412
James G. Stansik	85,000	4.4%	25.02	7/29/2015	1,337,470	3,389,412

(1)	Options relate to shares of common stock and were awarded by the Board under the Domino’s Pizza 2004 Equity Incentive Plan and vest 20% per year on the anniversary date of the grant for five (5) years.

(2)	The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Domino’s Pizza common stock, the optionholder’s continued employment through the option period and the date on which the options are exercised. If the Company’s common stock does not increase in value after the grant date of the options, the options are valueless.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information for the Named Executive Officers concerning stock option exercises during the fiscal year ended January 1, 2006 and options outstanding at January 1, 2006.

Aggregate option exercises in fiscal 2005 and fiscal year-end option values

Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options at fiscal year end(1)		Value of unexercised in-the-money options at fiscal year end(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Brandon	930,844	$20,104,754	428,165	742,667	$7,479,044	$5,455,043
Harry J. Silverman	394,915	7,750,709	66,666	59,999	1,035,990	789,988
J. Patrick Doyle	76,100	1,777,599	178,763	299,000	3,364,035	2,475,860
Michael D. Soignet	308,612	6,579,318	116,666	263,333	1,802,057	2,350,597
Ken C. Calwell	91,360	1,800,567	80,520	235,000	1,191,723	1,903,800
James G. Stansik	99,000	2,221,184	133,385	235,000	2,373,753	1,903,800

(1)	The numbers reported reflect that the listed individuals have the following number of options to purchase non-voting common stock: Mr. Brandon – 537,499; Mr. Silverman – 99,999; Mr. Soignet – 183,333; Mr. Doyle – 242,763; Mr. Calwell – 130,520; and Mr. Stansik – 183,385.

(2)	Value is based on the difference between the applicable option exercise prices and the fair market value at January 1, 2006 ($24.20).

COMPARATIVE STOCK PERFORMANCE

The comparative stock performance line graph below compares the cumulative shareholder return on the common stock of Domino’s (DPZ) for the period of time from the commencement of trading on the New York Stock Exchange following its initial public offering, July 13, 2004, through January 1, 2006, with cumulative total return on (i) the Total Return Index for the New York Stock Exchange (the “NYSE Composite Index”) through January 1, 2006, (ii) the Standard & Poors 500 Index through January 1, 2006, and (iii) the Peer Group Index through January 1, 2006. The companies which comprise the Peer Group Index reflect the Company’s scope of operations and the competitive market in the restaurant industry. The Peer Group Index has been computed by the Company and is comprised of the following six companies: McDonald’s Corporation; YUM! Brands, Inc.; Papa Johns, Inc.; Wendy’s International, Inc.; Jack in the Box Inc.; and CKE Restaurants, Inc. This Index has been weighted by market capitalization of each component company. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company’s common stock, the NYSE Composite Index, the Standard & Poors 500 Index and the Peer Group Index on July 13, 2004. Prior to July 13, 2004, the Company’s common stock was not registered under the Exchange Act.

ITEM 2:	APPROVAL OF THE DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

Background

United States tax laws do not allow a publicly-held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of the other highly compensated named executive officers unless the payments are “performance-based” for purposes of the Internal Revenue Code. To qualify, shareholders must approve the material terms of the performance goals for such compensation at least every five years. The Company proposes to use the Domino’s Pizza Senior Executive Annual Incentive Plan (the “Senior Incentive Plan”) to grant annual bonuses to its named executives.

Purpose

The purpose of this Senior Incentive Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and to reward such individuals for their contributions. Performance-based awards are an important part of the Company’s compensation system.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Senior Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Senior Incentive Plan which is attached as Annex A hereto.

Number of Participants

Under the Senior Incentive Plan, five Company executives may be eligible for annual bonuses. Those executives are: David A. Brandon, L. David Mounts, J. Patrick Doyle, Michael D. Soignet and Ken C. Calwell.

Awards

Under the Senior Incentive Plan, the Compensation Committee may grant annual cash incentives (“Awards”) to those employees of the Company or its subsidiaries designated by the Compensation Committee who are executive officers or who otherwise are members of senior management of the Company (“Eligible Employees”). The recipient of an Award (a “Participant”) will become entitled to a cash payment if certain performance goals (described below) for the performance period, as established by the Compensation Committee, are satisfied. For the Award, the amount of the cash payment is to be based on the extent to which the performance goals are achieved. At the time an Award is granted to a Participant, the Committee shall establish, with respect to the Award, (i) a target amount, expressed as a percentage of the Participant’s base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be made with respect to various levels of achievement of the performance goal(s) for the Performance Period; and (iv) whether the Award is intended to satisfy the requirements for performance-based compensation (as described below).

Performance-Based Compensation

A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. The Committee may designate any Award under the Senior Incentive Plan as intended to be “performance-based compensation.” Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m).

Plan Benefits

The Compensation Committee has the sole discretion to set the performance goals for Awards under the Senior Incentive Plan. For this reason, the Company cannot determine the Awards that might be received by Eligible Employees under the Senior Incentive Plan.

The following table sets forth the Awards that would have been received by the Eligible Employees in 2005 had the Senior Incentive Plan been in place as proposed during 2005 and had all Eligible Employees been employed for the full 2005 year. The Senior Incentive Plan covers only the executive officers listed below, no other executive officers, non-executive directors or non-executive employees would be eligible for awards under the Senior Incentive Plan.

Eligible Employees	2005 Award
David A. Brandon	$1,604,400
L. David Mounts	555,450
J. Patrick Doyle	460,000
Michael D. Soignet	450,000
Ken C. Calwell	455,000

Administration

The Senior Incentive Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority to: (a) determine the Participants in the Senior Incentive Plan for any Performance Period; (b) determine the amount of the Awards for any fiscal year; (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the Senior Incentive Plan and any terms and conditions associated with any Award granted under the Senior Incentive Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Senior Incentive Plan or any Award granted under the Senior Incentive Plan. The Compensation Committee may amend, suspend or discontinue the Senior Incentive Plan and the eligible participants at any time or times, subject to applicable law and the receipt of any required regulatory approvals and, where required by applicable law, subject to approval by the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN.

ITEM 3:	APPROVAL OF THE DOMINO’S PIZZA, INC. AMENDED 2004 EQUITY INCENTIVE PLAN

The Company’s 2004 Equity Incentive Plan (the “EIP”) was originally adopted by the stockholders of the Company in July 2004, prior to the Company’s initial public offering. In order for the EIP to continue to qualify under section 162(m) of the Internal Revenue Code and to increase the number of shares reserved for issuance under the EIP, shareholder approval of the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “Amended EIP”) is required. The Amended EIP differs from the EIP only in that the authorized shares of common stock reserved for issuance under the Amended EIP has increased from 5,600,000 to 10,600,000.

If approval of the Amended EIP is not obtained at the Annual Meeting, the EIP will remain in place as it was prior to the Annual Meeting; however, the Company will be limited in its ability to issue new options under the EIP and the EIP will not qualify under section 162(m) of the Internal Revenue Code after 2008.

DESCRIPTION OF THE EQUITY INCENTIVE PLAN

The following paragraphs provide a summary of the principal features of the Amended EIP. The summary is qualified in its entirety by reference to the complete text of the EIP which is attached as Annex B hereto.

The Amended EIP provides for the grant of awards, which may consist of any or a combination of stock options, stock appreciation rights, or SARs, restricted stock, unrestricted stock, deferred stock, securities (other than options) that are convertible into stock, performance awards and grants of cash made in connection with the other awards to help defray in whole or in part the economic cost of the award to the participant. The Board may make grants to employees, directors, consultants and other service providers.

The number of shares to be reserved for issuance under the Amended EIP includes (1) 10,600,000 shares of common stock plus (2) any shares returned to the Amended EIP as a result of termination of options that were granted under the Amended EIP (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year, the maximum number of shares of stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of stock subject to other awards that may be delivered to any person in any calendar year will each be 1,000,000.

The Board, or a committee appointed by the Board, will administer the Domino’s Amended EIP and will have the power to interpret the Amended EIP’s terms, determine the terms of each award granted, including the exercise price of the option or SAR, the purchase price of each share of stock, the time at which each award will vest, any restrictions applicable to any award, the number of shares subject to each option or SAR, the exercisability thereof and the form of consideration payable upon such exercise. With respect to performance-based awards that are intended to comply with Section 162(m) of the Internal Revenue Code, the determination of the performance targets and the satisfaction of those targets will be determined by a committee of at least three “disinterested directors” as required by Section 162(m) of the Internal Revenue Code.

For this reason, the Company cannot determine the number of stock options, SARs, restricted stock, unrestricted stock, deferred stock, securities (other than options) that are convertible into stock, performance awards and grants of cash that might be received by participants under the Amended EIP. The following table sets forth, as of January 1, 2005, the total number of options and other awards granted to each of the following persons and groups under the EIP in 2005.

Option and Award Recipient	Options Granted in 2005
David A. Brandon	300,000
L. David Mounts	250,000
J. Patrick Doyle	135,000
Michael D. Soignet	80,000
Ken C. Calwell	85,000
James G. Stansik	85,000
All Executive Officers (11 persons)	1,305,000
Non-Executive Director Group	52,500
Non-Executive Employee Group	678,500

The total number of employees and directors eligible to participate under the Amended EIP is approximately 13,200.

Awards granted under the Amended EIP are generally not transferable by the participant, and each award is exercisable during the lifetime of the participant. Stock options and SARs granted under the Amended EIP must generally be exercised within 3 months after the end of a participant’s status as employee, director or consultant, or within 12 months after that participant’s death or disability, but in no event later than the expiration of the option term.

Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the Amended EIP must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the Amended EIP is determined by the administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the Amended EIP may not exceed ten years.

The Amended EIP provides that in the event the Company merges with or into another corporation or sells all or substantially all of the Company’s assets, all outstanding awards will vest and become exercisable and all deferrals that are not measured by reference to nor payable in shares of stock will be accelerated and upon consummation of the transaction all outstanding awards will be forfeited unless assumed by the successor corporation entity or its affiliate. Unless otherwise determined by the administrator, in the event of such a transaction, all awards that are payable in the form of stock and that have not been exercised, exchanged or converted are converted into the right to receive the consideration paid in the transaction. In connection with such transaction, the acquiring or surviving entity may provide for substitute or replacement awards on such terms as the administrator determines, except that no such replacement or substitution will diminish any acceleration.

The administrator may amend the Amended EIP and any outstanding award, or may terminate the Amended EIP as to any further grants, but no such amendment will effectuate a change, without stockholder approval, for which stockholder approval is required in order for the Amended EIP to continue to qualify under Section 422 of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED DOMINO’S PIZZA, INC. 2004 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of January 1, 2006 the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	6,126,173	$13.90	2,952,560
Equity compensation plans not approved by security holders	—	—	—

Total	6,126,173	$13.90	2,952,560

(a)	Includes 892,930 shares that may be issued under the Domino’s Pizza Employee Stock Payroll Deduction Plan.

TISM, Inc. Fourth Amended and Restated Stock Option Plan

The TISM, Inc. Fourth Amended and Restated Stock Option Plan (the “TISM Plan”) was adopted by the Board on June 25, 2003 and approved by the Company’s shareholders on June 25, 2003. At January 1, 2006, under the TISM Plan, there were outstanding options to purchase 2,638,138 shares of non-voting common stock at a weighted average exercise price of $6.65 per share of which options to purchase 1,628,338 shares were exercisable at a weighted average exercise price of $5.38 per share. In connection with the Domino’s Pizza initial public offering in July of 2004, the Company amended the TISM Plan to terminate the ability to issue additional options under the TISM Plan. Outstanding awards previously granted under the TISM Plan will continue to be governed by such plan. The non-voting common stock issuable upon exercise of all such options is convertible into shares of Domino’s Pizza common stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”) was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders. As of January 1, 2006, the Company had 3,488,035 options to purchase common stock outstanding, at a weighted average exercise price per share equal to $19.38 of which options to purchase 288,498 shares were exercisable at an exercise price of $14.00 per share.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the EIP includes (1) 5,600,000 shares of common stock plus (2) any shares returned to the EIP as a result of termination of options that were granted under the EIP (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award. The shares reserved for issuance under the EIP will increase by 5,000,000 shares to 10,600,000 if the Company’s shareholders approve Item 3 in this Proxy Statement.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year will each be 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the EIP must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the EIP is determined by the administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of Domino’s Pizza common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the EIP may not exceed ten years.

EXECUTIVE AGREEMENTS

Mr. Brandon is employed as the Company’s Chief Executive Officer pursuant to an employment agreement that terminates on December 31, 2008. Under the employment agreement, Mr. Brandon was entitled to receive an annual salary of $600,000 in 2005 and is eligible for an annual bonus based on achievement of performance objectives. If Mr. Brandon is terminated other than for cause or resigns voluntarily for good reason, he is entitled to receive continued salary for two years. In addition, in those circumstances, or if Mr. Brandon serves through December 31, 2008, each of Mr. Brandon and his wife is entitled to receive continued health insurance paid by the Company for the remainder of their lives. In connection with the recapitalization in June 2003, Mr. Brandon’s options to purchase shares of Domino’s Pizza non-voting common stock became fully vested. On July 1, 2003, Mr. Brandon was granted additional options to purchase 293,333 shares of non-voting common stock at an exercise price of $8.66 per share, which options will vest 20% per year, subject to acceleration in specified circumstances involving either a change of control of Domino’s, as described below, or a termination of employment either by the Company without cause or by Mr. Brandon for good reason. Domino’s also has a time-sharing agreement with Mr. Brandon that requires him to reimburse the Company for his personal use of the Company’s corporate aircraft pursuant to a statutory formula.

The Company has also entered into employment agreements (“Executive Agreements”) with each of the Named Executive Officers referenced in the Summary Compensation Table (see pages 17 and 18) as well as certain other executive officers (“Key Executives”). The Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these Key Executives during their respective terms of employment and in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

Each of the Company’s other Named Executive Officers is employed pursuant to a written employment agreement, terminable at will by either party. Under each employment agreement, the Named Executive Officer is entitled to receive an annual salary and an annual formula bonus based on achievement of performance objectives and is eligible to receive a discretionary bonus. Under their respective employment agreements, Messrs. Soignet, Doyle, Calwell and Stansik were entitled to receive an annual base salary in 2005 of $285,000, $290,000, $285,000 and $250,000, respectively. In addition, if the employment of any such Named Executive Officer is terminated other than for cause, or if he resigns voluntarily for good reason, he is entitled to continue to receive his salary for twelve months plus any earned but unpaid bonus. In addition, if any such Named Executive Officer’s employment is terminated by reason of physical or mental disability, he is entitled to receive continued salary less the amount of disability income benefits received by him and continued coverage under group medical plans for 18 months. In addition, each of the Named Executive Officers is subject to non-competition, non-solicitation and confidentiality provisions.

Additionally, Mr. Silverman retired from his position as Chief Financial Officer and Executive Vice President of Finance on December 31, 2005. The Company and Mr. Silverman entered into a one year separation agreement (the “Separation Agreement”) that began on January 1, 2006 and ends on December 31, 2006. Under the Separation Agreement, the Company will pay Mr. Silverman $310,000, will reimburse Mr. Silverman for expenses related to COBRA and Mr. Silverman’s stock options will continue to vest through the term of the Separation Agreement.

Change-of-control provisions

The stock option agreements of the Company’s Named Executive Officers under the Fourth Amended and Restated TISM Stock Option Plan provide that upon a change in control of Domino’s Pizza, Inc., the options granted to the Named Executive Officers shall become immediately vested, but exercisable only as to an additional 20% per year. After a change in control, however, should the Named Executive Officer terminate his employment for good reason (as defined in the Executive Agreements), or if the Company terminates the Named Executive Officer without cause (as defined in the Executive Agreements), all options will become immediately exercisable.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Stockholders agreements

In connection with the 1998 recapitalization, the Company entered into a number of stockholders agreements. The first agreement was entered into with investment funds affiliated with Bain Capital, LLC and specified other investors, shareholders and executive officers. In connection with the Domino’s Pizza initial public offering, all of the stockholders agreements were amended to eliminate the voting agreement and the negative covenants contained therein and all of the other provisions of these agreements, other than provisions relating to registration rights, terminated by operation of the applicable agreement. The registration rights provide for demand registration rights for the investment funds affiliated with Bain Capital, LLC and for piggyback registration rights for all shareholders that are party to that stockholders agreement. The second stockholders agreement was entered into with all of the current employee shareholders. This agreement contained a provision that terminated all of the other provisions of the agreement, other than the registration rights provisions, upon the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. The remaining stockholders agreements were entered into with each of the Company’s current franchisee shareholders. Each of these agreements contained a provision under which all of the other provisions of the agreement, other than the registration rights provisions, terminated at the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. Each of the stockholders agreements includes customary indemnification provisions in favor of any person who is or might be deemed a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, who the Company refers to as controlling persons, and related parties against liabilities under the Securities Act incurred in connection with the registration of any of the Company’s debt or equity securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by the Company under the securities laws relating to any such registrations. Domino’s agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that the Company will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

Management agreement

In connection with the Company’s 1998 recapitalization, the Company entered into a management agreement with Bain Capital Partners VI, L.P., an affiliate of Bain Capital, LLC, pursuant to which Bain Capital Partners VI, L.P. provides financial, management and operations consulting services to us. These services include advice in connection with the negotiation and consummation of agreements and other documents to provide the Company with financing from banks or other entities, as well as financial, managerial and operational advice in connection with the Company’s day-to-day operations, including advice with respect to the investment of funds and advice with respect to the development and implementation of strategies for improving Domino’s operating, marketing and financial performance. In exchange for such services, Bain Capital Partners VI, L.P. was paid an annual management fee not to exceed $2.0 million plus reimbursement of the expenses of Bain Capital Partners VI, L.P. and its affiliates in connection with the management agreement, the Company’s recapitalization in 1998 or otherwise related to their investment in us. In addition, in exchange for assisting the Company in negotiating the senior financing for any recapitalization, acquisition or other similar transaction, Bain Capital Partners VI, L.P. was entitled to a transaction fee equal to 1% of the gross purchase price, including assumed liabilities, for such transaction, irrespective of whether such senior financing is actually committed or drawn upon. In connection with the Company’s 1998 recapitalization, Bain Capital Partners VI, L.P. received a fee of $11.75 million. In connection with the closing the Domino’s Pizza initial public offering in July 2004, the management agreement was terminated in exchange for a payment to Bain Capital Partners VI, L.P. of $10.0 million. The management agreement included customary indemnification provisions in favor of Bain Capital Partners VI, L.P. and its affiliates and related parties. Messrs. Balson and Nunnelly, two of the Company’s directors, are managing directors of Bain Capital, LLC. The management agreement indemnification provision provides that Domino’s will indemnify each of the above-referenced entities and persons from and against all liabilities and expenses incurred in connection with the Company’s recapitalization in 1998, the management agreement or other transactions related to their investment in Domino’s, except for such liability or expense arising on account of such indemnified person’s willful misconduct.

Stock repurchases

On March 29, 2005, Domino’s repurchased and retired 4,409,171 shares of its common stock from shareholder JP Morgan Capital, L.P. and its affiliates (collectively, “JPMP”), for approximately $75 million, or $17.01 per share. The repurchase price of $17.01 per share in this private transaction was based on a negotiated discount between the Company and JPMP. The Company also completed an amendment to the Company’s senior credit facility on March 28, 2005 in order to permit the repurchase transaction, reduce current cash sweep requirements and provide additional financial flexibility. The private repurchase of shares and the credit agreement amendment were reviewed and unanimously approved by the Domino’s Board. The Company used available cash on hand and borrowings from the Company’s revolving credit facility to fund the repurchase transaction.

On March 10, 2006, Domino’s repurchased and retired 5,624,602 shares of Domino’s Pizza common stock from investment funds associated with shareholder Bain Capital, LLC (collectively “Bain”), for approximately $145 million, or $25.78 per share. The repurchase price of $25.78 per share in this private transaction was based on a negotiated discount between the Company and Bain. The Company also completed an amendment to the Company’s senior credit facility on March 9, 2006 in order to increase the Company’s share repurchase basket and allow for additional borrowing. The private repurchase of shares was reviewed and approved by a fully-independent committee of the Board. The credit agreement amendment was reviewed and unanimously approved by the Board. The Company used available cash on hand and additional term loan borrowings to fund the repurchase transaction.

Financing arrangements

One of the Company’s former directors, Robert Ruggiero, Jr., is an executive officer of the ultimate general partners of J.P. Morgan Partners (BHCA), L.P. and Sixty Wall Street Fund, L.P. and an executive of J.P. Morgan Capital, L.P., each of which is a shareholder (collectively, the “JPMorgan Shareholders”). Mr. Ruggiero resigned from the Board effective April 21, 2004. Affiliates of the JPMorgan Shareholders provide services to the Company from time-to-time on terms which Domino’s believes are no less favorable than obtainable from an unrelated third party. J.P. Morgan Securities Inc., an affiliate of the JPMorgan Shareholders, acted as a joint book-running manager for the Domino’s Pizza initial public offering in July 2004, for which they were paid approximately $7.0 million in customary underwriter fees. In addition, during 2002 and in connection with the consummation of one of the Company’s previous senior secured credit facilities, these affiliates provided financing services for which they were paid approximately $2.3 million in financing fees. In addition, J.P. Morgan Securities Inc., an affiliate of the JPMorgan Shareholders, served as the book-running manager of the Company’s 2003 senior subordinated note offering and solicitation agent for the 2009 senior subordinated note tender offer that was executed in 2003 and related consent solicitation, and other affiliates, in their respective capacities, acted as joint lead arranger, administrative agent and a lender under the Company’s current senior secured credit facility and for the first three amendments thereto through 2004 for which they received customary fees, which totaled approximately $9.0 million. During 2005 and through March 15, 2006, the Company paid an affiliate of JPMorgan Shareholders $1.3 million of financing costs relating to amendments to the Company’s senior secured credit facility. JPMorgan Chase Bank received or will receive commitment and letters of credit fees for their ratable portion of the Company’s previous senior secured credit facility and the Company’s new senior secured credit facility. JPMorgan Chase Bank is also currently a counterparty to interest rate derivative agreements with the Company with an aggregate notional amount of $450.0 million.

Lease arrangements

In connection with the Domino’s recapitalization in 1998, Domino’s Pizza LLC, the Company’s operating subsidiary, entered into a lease with Domino’s Farms Office Park L.L.C., or Domino’s Farms, with respect to its World Resource Center and Michigan distribution center. Thomas S. Monaghan, one of the Company’s former directors and the Company’s former majority shareholder, is the ultimate controlling person of Domino’s Farms.

The lease was amended in August 2002 with an effective date of December 21, 2003 to provide for additional space, new rent and an expiration date of December 20, 2013 with two five-year options to renew. Under the terms of the lease, as amended, the Company paid $5.1 million in rent under this lease in 2005. The base rent is subject to annual increases, based on the lower of the consumer price index or a stated percentage, which varies by year, and the Company expects to pay approximately $5.3 million in 2006.

Contingent notes payable

We were liable under two contingent notes to pay Mr. Monaghan and his wife an aggregate amount not to exceed approximately $15.0 million, plus interest, commencing January 2003 and equal to 8% per annum. Prior to the Domino’s Pizza initial public offering, Mr. Monaghan transferred his interest in his contingent note to the Ave Maria Foundation and certain of his family members. Following the Domino’s Pizza initial public offering, the Company prepaid all of the outstanding amounts due under these notes, totaling approximately $16.9 million.

Charitable contribution

In February 2004, the Board approved a contribution of $100,000 to the David A. Brandon Foundation, a Section 501(c)(3) not-for-profit organization which was founded by the Company’s Chairman and Chief Executive Officer, who serves on the Board of Directors of the foundation.

Repurchase of Class L stock options

At the time of the Domino’s July 2004 initial public offering, Domino’s repurchased from each of Messrs. Silverman and Soignet the outstanding options to purchase shares of its Class L common stock held by them. Each of Messrs. Silverman and Soignet held an option to purchase 7,407 shares of its Class L common stock at an exercise price of $60.75 per share. These options were initially issued in connection with TISM, Inc.’s 1998 recapitalization and became options to purchase shares of its Class L common stock in the reclassification that occurred upon the merger of TISM, Inc. into Domino’s Pizza, Inc. At the initial public offering, upon the conversion of Domino’s Pizza Class L common stock into shares of Domino’s Pizza common stock in the reclassification, the options held by Messrs. Silverman and Soignet each became exercisable for 53,976 shares of Domino’s Pizza common stock, by converting each option to purchase a share of Class L common stock into an option to purchase one share of common stock plus an additional number of shares of common stock determined by dividing the Class L preference amount, $81.23, by $12.92, the initial public offering price of a share of Domino’s Pizza common stock in the offering net of the estimated underwriting discount and a pro rata portion, based upon the number of shares being sold in the offering, of the estimated offering-related expenses incurred by us. The Company paid to each of Messrs. Silverman and Soignet approximately $305,000 in exchange for their Class L stock options, equal to the difference between the aggregate exercise price of such options, approximately $450,000, and the fair market value of the shares issuable upon exercise, approximately $755,000 based on the $14.00 per share initial public offering price.

New franchisee

James Rosenberg, the son of Robert M. Rosenberg, a director of the Company, opened a Domino’s Pizza franchise in 2005. James Rosenberg paid $3,250 in customary fees. In accordance with the terms of his standard ten-year Franchise Agreement, James Rosenberg will pay Domino’s a standard royalty rate on the sales at his Domino’s Pizza franchise and will also purchase his food and supplies from the Domino’s Pizza distribution system.

Time sharing agreement with David Brandon for use of corporate aircraft

In accordance with the terms of the Time Sharing Agreement between Domino’s Pizza LLC and David Brandon, dated as of December 2, 2002, Mr. Brandon paid the Company $67,535 in 2005 as reimbursement of certain expenses incurred by the Company in relation to his personal use of the company aircraft.

ITEM 4:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of

PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listing requirements and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will take place at Domino’s Pizza’s World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2007, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than December 11, 2006 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: General Counsel. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws, any shareholder of record of Domino’s Pizza entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza Annual Meeting of Shareholders without inclusion in the Company’s 2007 Proxy Statement is March 5, 2007.

Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention Corporate Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and Interested Persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Hightower or Mr. Rosenberg, or to another independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

A copy of Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this proxy statement.

By order of the Board of Directors.

ELISA D. GARCIA C.
Secretary

Annex A

DOMINO’S PIZZA

SENIOR EXECUTIVE

ANNUAL INCENTIVE PLAN

The following sets forth the terms and conditions of the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan for specified executive officers and other senior employees of Domino’s Pizza, Inc. and its Subsidiaries.

1. Purpose

The purpose of this Plan is to advance the interests of the Company and its Subsidiaries by enhancing the ability of the Company and its Subsidiaries to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and its Subsidiaries and to reward such individuals for their contributions.

2. Defined Terms

In this Plan, the following terms have the following meanings:

(a) “Achieved Performance Amount” means, for a fiscal year and with respect to a Target Performance Amount, the actual amount of the same type of a Performance Measure as the Performance Measure based on which such Target Performance Amount has been set for such year. A separate Achieved Performance Amount may be calculated for each Participant and for the Tier I Bonus and Tier II Bonus established with respect to a Participant (such Achieved Performance Amounts to be referred to herein, respectively, as “Tier I Achieved Performance Amount” and “Tier II Achieved Performance Amount”).

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls or is controlled by or is under common control with such Person.

(c) “Applicable Law” means all applicable provisions of law, domestic or foreign, (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all regulations promulgated thereunder) and Stock Exchange Rules.

(d) “Award” means, for a given fiscal year, as to each Participant, an award of cash under this Plan with respect to such year.

(e) “Base Salary” means the “Base Salary” of a Participant as defined in such Participant’s employment agreement, if any, or if not so defined, the Participant’s annual base pay without regard to other compensation or benefits.

(f) “Board” means the board of directors of the Company or any committee thereof designated by the full board of directors of the Company, in each case as constituted from time to time.

(g) “Business Day” means a day on which the NYSE is open for trading.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the compensation committee of the Board, as such committee is from time to time constituted and which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)), may be deemed to be any subcommittee of the Committee to which the Committee has delegated its duties and authority under this Plan consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Code and the regulations promulgated thereunder.

(j) “Company” means Domino’s Pizza, Inc. and its successors.

(k) “Effective Date” means January 1, 2007.

(l) “Incremental Percentage” means, with respect to a Participant, a percentage calculated by dividing such Participant’s Tier I Specified Percentage by 1,000.

(m) “NYSE” means the New York Stock Exchange.

(n) “Participant” means each executive officer and other senior employee of the Company or any of its Subsidiaries selected by the Committee from time to time to participate in this Plan and listed on Schedule A.

(o) “Performance Measure” means an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; net income; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Measure (and Target Performance Amount or Actual Performance Amount with respect thereto) determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. A Performance Measure shall be determined in accordance with Section 4.1.

(p) “Person” means any individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or other entity or group.

(q) “Plan” means this Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan, as an “employee benefit plan” (within the meaning of the Exchange Act), as amended from time to time.

(r) “Stock Exchange Rules” means the applicable rules of the NYSE, or any other principal stock exchange or market upon which the shares of the Company’s common stock are listed for trading.

(s) “Subsidiary” means any Person of which the Company at the time (i) owns, directly or indirectly, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (ii) controls, directly or indirectly, the board of directors or managers (or equivalent governing body) of such Person.

(t) “Target Performance Amount” means, for a fiscal year, a target amount, established by the Committee (within such time as provided in Section 4.1), with respect to a particular Performance Measure, for such year, the satisfaction of which is a condition for the full enjoyment of an Award. A separate Target Performance Amount may be established for each Participant and for the Tier I Bonus and Tier II Bonus established with respect to a Participant (such Target Performance Amounts to be referred to herein, respectively, as “Tier I Target Performance Amount” and “Tier II Target Performance Amount”).

(u) “Tier I Bonus” means a bonus award granted pursuant to Section 4.2.1.

(v) “Tier II Bonus” means a bonus award granted pursuant to Section 4.2.2.

(w) “Tier I Specified Percentage” means, with respect to a Participant eligible for a Tier I Bonus, a percentage specified in such Participant’s employment agreement as a Tier I Specified Percentage (or, if not so specified, a percentage determined by the Committee, in its sole discretion in accordance with Section 4.1).

(x) “Tier II Specified Percentage” means, with respect to a Participant eligible for a Tier II Bonus, a percentage specified in such Participant’s employment agreement as a Tier II Specified Percentage (or, if not so specified, a percentage determined by the Committee, in its sole discretion in accordance with Section 4.1).

3. Administration and Amendment

3.1. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) determine the Participants in the Plan for any fiscal year, (b) determine the amount of the Target Performance Amounts for any fiscal year, (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the Plan and any terms and conditions associated with any Award granted under the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any Award granted under the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee will exercise its discretion consistent with qualifying Awards for that exception. Determinations of the Committee made under the Plan shall be conclusive and shall bind all parties.

3.2. Amendment. The Committee may amend, suspend or discontinue the Plan (including, for the avoidance of doubt, Schedule A) at any time or times, subject to Applicable Law and the receipt of any required regulatory approvals and, where required by Applicable Law (whether pursuant to Stock Exchange Rules or in order to cause the Awards payable under this Plan to be fully deductible by the Company and its Subsidiaries pursuant to Section 162(m) of the Code or otherwise), subject to approval by the stockholders of the Company. No such amendment shall adversely affect the rights of any Participant as to any Award previously granted under the Plan without the consent of the Participant who was granted such Award.

4. Establishment of Target and Grant of Awards

4.1. Establishment of Target Performance Amounts. The Committee shall establish Performance Measures and the Target Performance Amounts thereof (in such fashion and with such specificity so that they qualify as “preestablished objective goals” within the meaning of Treas. Regs. Section 1-162-27(e)(2)) and (to the extent not specified in a Participant’s employment agreement) such Participant’s Tier I Specified Percentage, if any, and such Participant’s Tier II Specified Percentage, if any, for any fiscal year not later than 90 days after the commencement of such year (or such earlier time as is required to qualify Awards as performance-based under Code Section 162(m)); provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the Company or any of its Subsidiaries.

4.2. Grant of Awards.

4.2.1. Tier I Bonus. Schedule A lists every Participant eligible to receive a Tier I Bonus together with such Participant’s Tier I Specified Percentage. If the Tier I Achieved Performance Amount established with respect to a Participant is greater than 90% of the respective Tier I Target Performance Amount established with respect to such Participant for a given fiscal year, then such Participant shall receive a Tier I Bonus hereunder as follows. Such Participant shall (subject to the immediately following sentence) receive an Incremental Percentage of his or her Base Salary for every one hundredth of one percent (0.01%) (rounded to the nearest hundredth) for which such Tier I Achieved Performance Amount exceeds 90% of such Tier I Target Performance Amount. Notwithstanding anything else herein to the contrary, at any time prior to payment of the Tier I Bonus, the Committee shall have the right to reduce such Tier I Bonus (but not below zero) based on such subjective criteria as the Committee determines in its sole discretion.

By way of example only, if a Participant is entitled to a Tier I Bonus and such Participant’s Tier I Specified Percentage is 100% then: (i) if the Tier I Achieved Performance Amount with respect to such Participant equals 100% of the Tier I Target Performance Amount with respect to such Participant, such Participant will be entitled to a Tier I Bonus hereunder equal to 100% of such Participant’s Base Salary; (ii) if instead the Tier I Achieved Performance Amount with respect to such Participant equals 101% of the Tier I Target Performance Amount with respect to such Participant, such Participant will be entitled to a Tier I Bonus hereunder equal to 110% of such Participant’s Base Salary; (iii) if instead the Tier I Achieved Performance Amount with respect to such Participant equals (or is less than) 90% of the Tier I Target Performance Amount with respect to such Participant, such Participant will not be entitled to a Tier I Bonus hereunder; and (iv) if instead the Tier I Achieved Performance Amount with respect to such Participant, equals 95% of the Tier I Target Performance Amount with respect to such Participant, such Participant will be entitled to a Tier I Bonus hereunder equal to 50% of such Participant’s Base Salary.

4.2.2. Tier II Bonus. Schedule A lists every Participant eligible to receive a Tier II Bonus together with such Participant’s Tier II Specified Percentage. If the Tier II Achieved Performance Amount established with respect to a Participant exceeds the respective Tier II Target Performance Amount established with respect to such Participant for a given fiscal year then such Participant shall (subject to the immediately following sentence) receive a Tier II Bonus in an amount not to exceed the Tier II Specified Percentage of such Participant’s Base Salary (all in accordance with Section 4.1). Notwithstanding anything else herein to the contrary, at any time prior to payment of the Tier II Bonus, the Committee shall have the right to reduce the Tier II Bonus (but not below zero) based on such subjective criteria as the Committee determines in its sole discretion.

4.3. Application of 162(m). This Section 4.3 applies to any Award intended to qualify as performance-based for purposes of Code Section 162(m). In the case of any Award to which this Section 4.3 applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. No Award to which this Section 4.3 applies may be granted if the Committee determines that in order for such Award to qualify as performance-based for purposes of Code Section 162(m), the Plan must be submitted to and approved, or resubmitted to and approved, by the stockholders of the Company in accordance with the requirements of Code Section 162(m), unless such grant is made contingent upon such approval. The maximum per Participant Award under the Plan for any fiscal year shall not exceed $2,500,000.

4.4. No Right to Participate. Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer or senior employee as a Participant, nor confer upon any Participant in the Plan the right to remain a Participant in the Plan on the same terms or conditions, or at all, for any subsequent fiscal year.

5. Payment of Awards

Payment of any Award under the Plan with respect to a fiscal year shall be made on or before March 15 of the fiscal year following the fiscal year with respect to which the Award is made.

6. Operation of the Plan

6.1. Compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance by the Company with Applicable Law.

6.2. Withholding. The Company may withhold from the payment of each Participant’s Award all taxes and other assessments, if any, required by Applicable Law to be withheld.

7. Merger or Combination.

If (a) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company’s voting power immediately prior to such merger or combination or any Affiliate of any such Person or member of such group); (b) any Person or group of Persons acting in concert acquires 50% or more of the Company’s voting power; or (c) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company’s total voting power immediately prior to such sale or to any Affiliate of any such Person or any member of such group), then, unless the Committee provides for the continuation or assumption of some or all unpaid Awards or for the grant of new awards in substitution therefor (which need not be payable in cash) by the surviving entity or acquiror, in each case on such terms and subject to such conditions as the Committee may determine, with respect to any Award that is not so assumed or continued: (i) the then current fiscal year shall be deemed to end on the last day which is the last day of a fiscal quarter occurring on or prior to the effective date of the merger, combination or sale (or if the Committee in its sole discretion determines that it can make a reasonable determination of a Target Performance Amounts through such effective date, the current fiscal year shall be deemed to end on such effective date); (ii) the Target Performance Amounts shall be prorated (to the extent proration would be applicable to such amount) for the number of days in such shortened fiscal year; and (iii) the amount of any so prorated Awards for such shortened fiscal year shall be determined and the Company shall pay, within twelve months following the effective date of such transaction (but in no event later than March 15 of the fiscal year following the fiscal year containing the effective date of such transaction), such prorated Award to each Participant in respect of such shortened fiscal year.

8. Termination of Employment

8.1. Resignation or Termination by the Company. If a Participant ceases to be employed by the Company or any of its Subsidiaries prior to the end of any fiscal year as a result of resignation, dismissal or any other reason, such Participant shall cease to be a Participant in the Plan on the date employment ceases and, subject to Section 8.2, shall not receive any Award under the Plan in respect of such fiscal year.

8.2. Rights upon Termination Pursuant to Agreement. The Company may provide rights to a Participant in respect of such Participant’s Awards upon termination of such Participant’s employment that differ from those set forth in Section 8.1 pursuant to an agreement with such Participant. Except to the extent otherwise addressed in any such agreement, the provisions of this Plan, including Section 8.1, shall control.

9. Rights of Participants

9.1. No Right to Continue as Officer or Employee. Neither the adoption of the Plan nor the selection of any Participant as a Participant shall confer any right to continue as an officer or employee of the Company or any of its Subsidiaries, or affect in any way the right of the Company or any of its Subsidiaries to terminate such Participant’s employment at any time. Neither any period of notice, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

9.2. No Trust or Fiduciary Relationship. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant or be construed as requiring the Company or any Subsidiary or Affiliate of the Company to establish a trust or otherwise to set aside assets to fund the payment of Awards hereunder. A Participant’s right to receive payment from the Company in respect of any Award shall be no greater than the right of any unsecured general creditor of the Company.

9.3. No Assignment by Participants. The interest of any Participant under the Plan or in any Award shall not be transferable or alienable by such Participant either by pledge, assignment or in any other manner, except that in the event of a Participant’s death following the completion of a fiscal year but prior to the payment of an Award with respect to such fiscal year it shall inure to the benefit of and be binding upon the Participant’s estate (or beneficiary if one has been designated to the Company in writing prior to such death).

10. Miscellaneous

10.1. Severability. Any term or provision of this Plan that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under Applicable Law, be invalid or unenforceable in any respect, it is the intent of the Company that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Applicable Law.

10.2. Governing Law. This Plan and all actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11. Effective Date of Plan and Term of Plan

11.1. Effective Date. The Plan shall take effect on the Effective Date, subject to its prior approval by the Company’s shareholders.

11.2. Term. No Awards shall be made under the Plan in respect of any fiscal year commencing after the tenth anniversary of the Effective Date.

Schedule A

Participants in the Plan

Participant Name	Tier I Eligible	Tier I Specified Percentage	Tier II Eligible	Tier II Specified Percentage
David A. Brandon	Yes	200%	No	N/A
L. David Mounts	Yes	100%	Yes	25%
J. Patrick Doyle	Yes	100%	Yes	25%
Michael D. Soignet	Yes	100%	Yes	25%
Ken C. Calwell	Yes	100%	Yes	25%

Annex B

AMENDED

DOMINO’S PIZZA, INC.

2004 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. GENERAL

The Plan has been established to advance the interests of the Company by giving Stock-based and other incentives to selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award, except that the Administrator may not reduce the exercise price of an outstanding Option and may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

4. LIMITS ON AWARD UNDER THE PLAN

a. Number of Shares.

A maximum of 10,600,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The shares of Stock may be authorized, but unissued, or reacquired shares of Stock. For purposes of the preceding sentence, the following shares shall not be considered to have been delivered under the Plan: (i) shares remaining under an Award that terminates without having been exercised in full; (ii) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (iii) shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes. A maximum of 1,000,000 shares of Stock may be issued as ISO Awards under the Plan.

b. Type of Shares.

Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c. Option & SAR Limits.

The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

d. Other Award Limits.

No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 1,000,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. RULES APPLICABLE TO AWARDS

a. All Awards.

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein. In the case of an ISO, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award. Moreover, in the case of an ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO shall be five (5) years from the date of grant or such shorter term as may be provided in the Award.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Alternative Settlement. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

(4) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(A) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, and to the extent not then exercisable will vest and become exercisable upon such Participant’s death by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) a one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate; and

(B) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(6) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, but not in excess of the minimum tax withholding rates applicable to the employee.

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(8) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(9) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception.

b. Awards Requiring Exercise.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option provided that each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4) ISOs. No ISO may be granted under the Plan after June 1, 2014, but ISOs previously granted may extend beyond that date.

c. Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7. EFFECT OF CERTAIN TRANSACTIONS

a. Mergers, Etc.

In the event of a Covered Transaction, all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the Covered Transaction and upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In the event of a Covered Transaction, unless otherwise determined by the Administrator, all Awards that are payable in shares of Stock and that have not been exercised, exchanged or converted, as applicable, shall be converted into and represent the right to receive the consideration to be paid in such Covered Transaction for each share of Stock into which such Award is exercisable, exchangeable or convertible, less the applicable exercise price or purchase price for such Award. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines, provided that no such replacement or substitution shall diminish in any way the acceleration of Awards provided for in this section.

b. Changes in and Distributions with Respect to the Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure after May 11, 2004, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under

Section 4.a., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9. AMENDMENT AND TERMINATION

Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

In addition, the Administrator may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Administrator deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. Further, under all circumstances, the Administrator may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

10. NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. GOVERNING LAW

The Plan shall be construed in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Cash Performance Award”: A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

“Company”: Domino’s Pizza, Inc.

“Covered Transaction”: Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“Deferred Stock”: A promise to deliver Stock or other securities in the future on specified terms.

“Employee”: Any person who is employed by the Company or an Affiliate.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

“Parent”: A “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Domino’s Pizza, Inc. 2004 Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $ ..01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Subsidiary”: A “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

Annex C

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

David A. Brandon

Chairman of the Board, Chief Executive Officer and Director

L. David Mounts

Executive Vice President of Finance and Chief Financial Officer

Michael D. Soignet

Executive Vice President of Maintain High Standards—Distribution

J. Patrick Doyle

Executive Vice President, Domino’s Pizza, Inc. and Leader of TEAM U.S.A.

Ken C. Calwell

Executive Vice President of Build the Brand and Chief Marketing Officer

James G. Stansik

Executive Vice President of Flawless Execution—Franchise Operations

Michael T. Lawton

Executive Vice President of International

Patricia A. Wilmot

Executive Vice President of PeopleFirst

Elisa D. Garcia C.

Executive Vice President, General Counsel and Secretary

Lynn M. Liddle

Executive Vice President of Communications and Investor Relations

Christopher K. McGlothlin

Executive Vice President and Chief Information Officer

Outside Directors

Andrew B. Balson

Director

Diana F. Cantor

Director

Vernon “Bud” O. Hamilton

Director

Dennis F. Hightower

Director

Mark E. Nunnelly

Director

Robert M. Rosenberg

Director

C-1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Domino’s Pizza, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DOMPZ1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOMINO’S PIZZA, INC.

The Board of Directors recommends a vote FOR the nominees, FOR the Domino’s Pizza Senior Executive Annual Incentive Plan, FOR the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan and FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current year.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s number on the line below. _________________________________

Vote on Directors
1.	Election of Directors.

NOMINEES:
01 David A. Brandon
02 Mark E. Nunnelly
03 Diana F. Cantor

Vote on Proposals		For	Against	Abstain			For	Against	Abstain

2.	Approval of the Domino’s Pizza Senior Executive Annual Incentive Plan.	☐	☐	☐	4.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.	☐	☐	☐
3.	Approval of the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes/comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

¯ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DOMINO’S PIZZA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE ANNUAL MEETING

May 3, 2006

10:00 a.m. ET

The undersigned hereby constitutes and appoints David A. Brandon, L. David Mounts and Elisa D. Garcia C., and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, on Wednesday, May 3, 2006, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR the approval of the Domino’s Pizza Senior Executive Annual Incentive Plan, FOR the approval of the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)